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                                                                    Exhibit 99

                   WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                         FORM 10 - QSB MARCH 31, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended March 31, 1998:

     Net income                                               $    570,000
     Add:   Depreciation charged to income not
            affecting cash available for distribution               10,000
            Minimum lease payments received, net of
            interest income earned, on leases accounted
            for under the financing method                         101,000
            Proceeds on sale of property                           197,000
     Less:  Gain on sale of property                              (134,000)
            Cash to reserves                                      (100,000)
                                                               -----------
            Cash Available for Distribution                   $    644,000
                                                               ===========
            Distributions allocated to General Partners       $         --
                                                               ===========
            Distributions allocated to Limited Partners       $    644,000
                                                               ===========

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 1998:

     Entity Receiving                    Form of
       Compensation                    Compensation                    Amount
       ------------                    ------------                    ------

     Winthrop
     Management LLC                Property Management Fees         $    5,000

     General Partners              Interest in Cash Available       $       --
                                      for Distribution

     WFC Realty Co., Inc.          Interest in Cash Available
     (Initial Limited Partner)        for Distribution              $    3,000


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